UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2011

ROBERTSON GLOBAL HEALTH SOLUTIONS CORPORATION
(Name of registrant in its charter)

Nevada	0-6428	88-0105586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4215 Fashion Square Blvd. Suite 3 Saginaw, Michigan 48603
(Address of principal executive offices)

Registrant's telephone number:  (989) 799-8720

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On November 17, 2011, Robertson Global Health Solutions Corporation (the “Registrant”) issued a Secured Demand Note (the “Note”) to Dickinson Wright, PLLC (“Payee”) in the amount of $515,923.21.  The principal sum was obtained from invoices billed by the Payee for services rendered.  This Note also replaces a Letter Agreement dated May 27, 2010, which was in default. The Note is due on demand, but not later than June 1, 2012, including interest at the rate of 5% per annum. Payments are to be made on the Note as excess cash flow permits after covering only ordinary operating expenses.  The Note is secured by the assets of the Registrant and its subsidiaries.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)           The following exhibits are included with this Current Report on Form 8-K.

Exhibit 10.1	Secured Demand Note delivered to Dickinson Wright, PLLC dated November 17, 2011
Exhibit 10.2	Security Agreement delivered to Dickinson Wright, PLLC dated November 17, 2011

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Robertson Global Health Solutions Corporation

Dated: November 23, 2011	By:	/s/ Melissa A. Seeger
	Name:	Melissa A. Seeger
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

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